UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):  December 5, 2014

ALTA MESA HOLDINGS, LP

(Exact name of registrant as specified in its charter)

Texas	333-173751	20-3565150
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

15021 Katy Freeway, Suite 400

Houston, Texas, 77094

(Address of principal executive offices)

(281) 530-0991

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.   Entry into a Material Definitive Agreement.

On December 5, 2014, our wholly owned subsidiary Alta Mesa Eagle, LLC (“AME”) executed a purchase and sale agreement (the “Sale Agreement”) to sell certain oil and natural gas properties located primarily in the Eagle Ford shale play in Karnes County, Texas (the “Eagleville Divestiture”) to ReOil Eagle I, LLC (“ReOil”). The initial valuation date of the transaction will be September 1, 2014 (the “Initial Valuation Date”).  On March 25, 2014 we sold a portion of our interest in the same properties to Memorial Production Operating LLC.  The Eagleville Divestiture will dispose of all our remaining interests in this area. The properties are non-operated.  Based on our reserve report as of December 31, 2013, the proved reserves associated with the Eagleville Divestiture were 7.3 million barrels of oil equivalent, 91% of which were undeveloped as of that date.

Pursuant to the Sale Agreement, the aggregate cash purchase price for the Eagleville Divestiture will be $210 million subject to certain adjustments, consisting of (1) $175 million (with the Deposit, as defined below, applied at closing) payable at closing, (2) $25 million payable within three years from the closing date upon the drilling and completion of ten cumulative gross Upper Eagle Ford Formation wells (the “Eagleford Contingent Consideration”) and (3) $10 million payable only if, during the 2015 calendar year, the average price of the twelve monthly futures contracts for delivery of West Texas Intermediate oil in calendar year 2016 on the New York Mercantile Exchange exceeds $80 per barrel for any two consecutive months (collectively, the “Purchase Price”). ReOil is required to obtain a qualified letter of credit in favor of AME prior to closing as security for the Eagleford Contingent Consideration.  The Sale Agreement provides for customary adjustments to the Purchase Price for revenues and expenses incurred after the Initial Valuation Date.

On the later to occur of (1) January 7, 2015 and (2) within two days after the date that all owners of certain preference rights have declined or waived such preference rights, ReOil is required to deposit $17.5 million (the “Deposit”) into an escrow account to be applied toward the Purchase Price at closing or to be released to AME if the sale does not close within 30 days of January 15, 2015 due to a breach of the Sale Agreement by ReOil.

The closing of the sale is subject to customary closing conditions, including AME obtaining all requisite board approvals for the sale and no holders exercising preference rights with respect to the properties.

The description of the Sale Agreement is a summary only, and is not necessarily complete, and is qualified by the full text of the Sale Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Title of Document
10.1	Purchase and Sale Agreement dated December 5, 2014 among Alta Mesa Eagle, LLC and ReOil Eagle I, LLC.*

*	Certain exhibits and schedules have been omitted. The Company agrees to furnish supplementally to the SEC a copy of any omitted exhibits and schedules upon request

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA MESA HOLDINGS, LP

December 10, 2014	By:	/s/ Michael A. McCabe
Michael A. McCabe, Vice President and Chief Financial Officer of Alta Mesa Holdings GP, LLC, general partner of Alta Mesa Holdings, LP

Exhibit Index

Exhibit Number	Title of Document
10.1	Purchase and Sale Agreement dated December 5, 2014 among Alta Mesa Eagle, LLC and ReOil Eagle I, LLC.*

* Certain exhibits and schedules have been omitted. The Company agrees to furnish supplementally to the SEC a copy of any omitted exhibits and schedules upon request